                         SECOND AMENDMENT TO AMENDED AND
                      RESTATED LOAN AND SECURITY AGREEMENT

                  THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (as heretofore amended and as may be further amended, restated, modified and supplemented from time to time) (the "Second Amendment"), is effective as of October 10, 2000, by and among OPTICARE EYE HEALTH NETWORK, INC., formerly known as CONSOLIDATED EYE CARE, INC., a North Carolina corporation ("CEC"), OPTICARE EYE HEALTH CENTERS, INC., a Connecticut corporation ("OptiCare"), PRIMEVISION HEALTH, INC., a Delaware corporation ("PVC" and together with CEC and OptiCare, the "Borrowers"), OPTICARE HEALTH SYSTEMS, INC., a Delaware corporation (the "Parent"; and together with the Borrowers, the "Obligors"), the financial institutions from time to time party hereto (collectively, the "Lenders") and BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC., in its capacity as agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

                  WHEREAS, the Obligors, the Lenders, and the Agent are parties to a certain Amended and Restated Loan and Security Agreement dated as of August 13, 1999 (as the same shall have been amended, restated, modified and supplemented from time to time, including a certain First Amendment dated June 30, 2000, the "Loan Agreement");

                  WHEREAS, without limiting the rights or remedies of the Agent or the Lenders, as a result of the failure to make past due interest payments for September, 2000, the Obligors are in default of their obligations contained in the Loan Agreement (the "Interest Defaults");

                  WHEREAS, Alexander Enterprise Holdings Corp. ("Alexander Enterprise") has agreed to loan and advance to the Parent, in immediate available funds, up to $2,250,000 pursuant to a certain subordinated note (the "Subordinated Note") dated of even date herewith;

                  WHEREAS, the Obligors, the Lenders and the Agent have agreed, on the terms and conditions set forth herein, to certain modifications of the Loan Agreement in order to facilitate the transaction hereby contemplated; and

                  WHEREAS, from and after the Effective Date (as hereinafter defined) of this Second Amendment, the Loan Agreement shall be amended, subject to and upon the terms and conditions set forth herein;

                  NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

SECTION 1. Amendment to Loan Agreement. The Loan Agreement is hereby amended as follows:

                  (a) Section 1.1 of the Loan Agreement is hereby amended by adding the following new definitions in appropriate alphabetical order:

                  "Alexander Enterprise" shall have the meaning given to such term in the recitals to this Second Amendment.

                  "Alexander Enterprise Common Stock" shall have the meaning ascribed to the term "Common Stock" in the Investor Warrant Agreement.

                  "Alexander Enterprise Documents" shall have the meaning given to such term in the Subordination Agreement.

                  "Alexander Enterprise Security Agreement" means that certain security agreement and that certain pledge and security agreement dated of even date hereof executed by the Obligors and Alexander Enterprise, together with all related documents thereto, pursuant to which the Obligors grant a junior and subordinated lien, security interest or mortgage on any of the Collateral to secure the Subordinated Note.

                  "Alexander Enterprise Warrant Agreement" means that certain warrant agreement between Alexander Enterprise and the Parent dated of even date herewith.

                  "Alexander Enterprise Warrants" shall have the meaning ascribed to such term in the Alexander Enterprise Warrant Agreement.

                  "Maximum Junior Debt Lien" means the junior and subordinated liens, mortgages and security interests to be granted by the Obligors upon the Collateral in the maximum aggregate amount of (i) $2,250,000 of principal obligations plus interest and the reasonable fees, expenses or other costs owed by the Obligors to Alexander Enterprise not to exceed $17,500; less (ii) the amount of any Net Cash Proceeds paid by the Obligors to the Investor pursuant to and in accordance with the terms of the Subordination Agreement.

                  "Qualified Sale" means a sale or other disposition of the Collateral pursuant to (i) a purchase and sale agreement in form and substance satisfactory to the Agent and the Lenders or (ii) the sale or liquidation of the Collateral pursuant to an exercise of remedies by the Agent or pursuant to any insolvency, bankruptcy, receivership, reorganization, assignment for the benefit of creditors or other similar proceeding (whether or not pursuant to bankruptcy laws).

                  "Second Amendment" means this Second Amendment to the Loan Agreement dated as of October 5, 2000.

                  "Subordination Agreement" means that certain Intercreditor, Subordination and Partial Sales Proceeds Allocation Agreement between Alexander Enterprise, the Agent and the Lenders, with the consent of the Obligors, substantially in the form annexed hereto as Exhibit "A."

                  "Subordinated Note" shall have the meaning given to such term in the recitals to this Second Amendment, which shall be in form and substance satisfactory to the Agent.

                  (b) Section 2.13(b) of the Loan Agreement is amended by deleting in its entirety all of Section 2.13(b) of the Loan Agreement and substituting in its place and stead the following new Section 2.13(b):

                  Section 2.13(b) Obligators shall make a mandatory prepayment of the Loans owing by them immediately following the sale, transfer or other disposition of any assets by the Obligors or any of their respective Subsidiaries (other than the sale of inventory in the normal course of such Person's business) of all of the Net Cash Proceeds of such sale, transfer or other disposition of assets. Any mandatory prepayment made under this Section 2.13(b) may be applied by the Agent and the Lenders in such manner and to such amount of the Obligations as the Agent and the Lenders shall deem appropriate in their sole and absolute discretion; provided further that (i) the first $5,000,000 of the Net Cash Proceeds received by the Obligors will be remitted by the Obligors to the Agent for application toward the Obligations; (ii) an amount equal to $2,250,000 in principal obligations outstanding and all owed and unpaid interest due under the Subordinated Note, together with up to $17,500.00 in reasonable fees and expenses, if any incurred, in connection with the exercise of Alexander Enterprise's rights under the Subordinated Note of any remaining Net Cash Proceeds shall be paid by the Obligors to the Investor, in satisfaction of the Maximum Junior Debt Lien; and (iii) any further Net Cash Proceeds thereafter received by the Obligors shall be remitted to the Agent to be applied against the Obligations. Any mandatory prepayments of Revolving Loans under this Section 2.13(b) will also result in a reduction of the Aggregate Commitments in an amount equal to such mandatory prepayment. Each mandatory prepayment shall be accompanied by any amount required to be prepaid pursuant to
                  Section 4.9 hereof.

                  (c) Section 4.1 of the Loan Agreement is amended to add the following new subsection (c) at the end thereof:

                           (c) The Lenders agree to defer the interest payments
                  due November 3, 2000 and the interest payment due November 10, 2000 to December 1, 2000, at which time such interest payments shall be immediately due and payable in full.

                  (d) Section 6.22 of the Loan Agreement is amended to add the following sentence at the end thereof:

                  Schedule 6.22 shall incorporate by reference the Subordinated Note and the Alexander Enterprise Security Agreement, as the same are modified by the Subordination Agreement.

                  (e) Section 6.23 of the Loan Agreement is amended to add the following sentence to the end thereof:

                  Schedule 6.23 shall incorporate by reference the Maximum Junior Debt Lien granted in favor of Alexander Enterprise pursuant to the Subordinated Note and the Alexander Enterprise Security Agreement, as the same are modified by the Subordination Agreement.

                  (f) Section 8.1 of the Loan Agreement is amended to add the following sentence to the end thereof:

                  The Obligors shall be permitted to grant the Maximum Junior Debt Lien in favor of Alexander Enterprise pursuant to the Subordinated Note and the Alexander Enterprise Security Agreement, as the same are modified by the Subordination Agreement.

                  (g) Section 8.2 of the Loan Agreement is amended to add the following provision:

                           and (g) $2,250,000 of junior and subordinated
                  indebtedness incurred from Alexander Enterprise pursuant to terms of the Subordinated Note and the Subordination Agreement.

                  (h) Section 8.3 of the Loan Agreement is amended to add the following provision:

                           and (c) the sale of the Collateral pursuant to a
                  Qualified Sales, the Net Cash Proceeds of which are paid to the Lenders and Alexander Enterprise, as the case may be, as provided in Section 2.13(b) (but in all events subject to the terms of the Subordination Agreement).

                  (i) Section 8.7 of the Loan Agreement is amended to add the following provision:

                  and (d) the issuance of the Alexander Enterprise Warrants to Alexander Enterprise for the purchase of 2.25 million shares of Alexander Enterprise Common Stock at an exercise price of $1.00 per share with a term of 5 years.

                  (j) Schedule 6.27 to the Loan Agreement is hereby amended to include the Alexander Enterprise Warrants.

SECTION 2. Waiver of Certain Events of Default. Upon the occurrence of the Effective Date (i) the Agent and the Lenders shall permanently waive the Interest Defaults; and (ii) the Agent and the Lenders agree not to assert as an Event of Default the provisions of Sections 2.13(c) and 2.13(d) of the Loan Agreement as it relates solely to the allocation of Net Cash Proceeds to the extent the same is allocated as expressly contemplated by the Subordinated Note, this Second Amendment and the Subordination Agreement.

SECTION 3. Representations and Warranties. Each Obligor hereby represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Lenders and the Agent that all of such Obligor's representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Second Amendment and any and all documents executed in connection herewith. To induce the Lenders and the Agent to enter into this Second Amendment, each Obligor hereby represents and warrants that, on and as of the date of this Second Amendment and after giving effect to the waivers contained herein, no Event of Default, nor any event or condition which, with notice, lapse of time or both, would constitute an Event of Default has occurred and is continuing under the Loan Agreement, except with respect to the Interest Default. As further inducement of the Lenders and the Agent to enter into this Second Amendment the Obligors represent and warrant to the Agent and the Lenders as follows:

                  (a) It has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Second Amendment and the transactions contemplated hereby and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Second Amendment and the transactions contemplated hereby;

                  (b) No consent of any person (including, without limitation, shareholders or creditors of the Obligors), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Second Amendment and the other instruments and documents contemplated hereby which has not been obtained;

                  (c) This Second Amendment and the other instruments and documents contemplated hereby have been duly executed and delivered by a duly authorized officer on behalf of such party, and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity; and

                  (d) The execution, delivery and performance of this Second Amendment and the other instruments and documents contemplated hereby will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of such party.

SECTION 4. Expenses. The Obligors, jointly and severally, agree to pay, immediately upon demand by the Lenders and the Agent, all attorneys' fees, and other out-of-pocket charges and expenses incurred by the Lenders and the Agent in connection with the negotiation, preparation, execution, and delivery of this Second Amendment and other instrument, document, agreement or amendment executed in connection with this Second Amendment

SECTION 5. Defaults Hereunder. The breach of any representation, warranty or covenant contained herein or in any document executed in connection herewith, or failure to observe or comply with any term or agreement contained herein or in any document executed in conjunction herewith, shall constitute an Event of Default under the Loan Documents and the Lenders and the Agent shall be entitled to exercise all rights and remedies they may have under the Loan Agreement, any of the other Loan Documents, and applicable law.

SECTION 6. Conditions to Effectiveness.

           (a) This Second Amendment shall become effective on the date
(the "Effective Date") upon which the following conditions have been satisfied in full or waived by the Agent in writing:

                  (i) The Agent shall have received in form and substance satisfactory to the Agent and its counsel, counterparts of this Second Amendment executed by each of the Obligors and the Required Lenders and such other approvals or documents as the Agent may reasonably request;

                  (ii) All representations and warranties contained in this Second Amendment or otherwise made in writing to the Agent in connection herewith shall be true and correct in all material respects;

                  (iii) No Default or Event of Default shall have occurred and be continuing under the Loan Agreement (other than those Default(s) or Event(s) of Default to be cured and satisfied after giving effect to this Second Amendment);

                  (iv) The Agent shall have received payment in full of all reasonable costs and expenses owing to the Agent and the Lenders in accordance with Section 4 hereof, including, without limitation, the reasonable fees and expenses of counsel to the Agent and counsel to the individual Lenders; and

                  (v) The Agent and Lenders shall have received the following documents, each duly executed and delivered to the Lenders and the Agent, and each to be satisfactory in form and substance to the Agent and its counsel:

                                    (1) a certificate of the Secretary of each
                           Obligor certifying (a) that attached thereto is a true and complete copy of the Articles or Certificate of Incorporation of such Obligor as in effect in the date of such certification, or that such Certificate of Incorporation has not been amended, restated, supplemented or otherwise modified since August 13, 1999; (b) that attached thereto is a true and complete copy of the bylaws of such Obligor, as in effect on the date of such certification, or that the bylaws in effect on such date of certification have not been amended, restated, supplemented or otherwise modified since August 13, 1999; (c) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such Obligor, authorizing the execution, delivery, and performance of this Second Amendment and/or other instruments, documents or agreements delivered pursuant hereto; and (d) as to the incumbency and genuineness of the signatures of the officers of each Obligor executing this Second Amendment or any of the other instruments, documents, or agreements executed pursuant hereto;

                                    (2) Certificates as to No Default and
                           Related Matters from the Obligors, executed by an officer of each of the Obligors;

                                    (3) An opinion of counsel to the Obligors as
                           to the enforceability of this Second Amendment and the Subordination Agreement and as to such other matters as the Agent may require;

                                    (4) such acknowledgements, reaffirmations
                           and consents as the Agent may require in respect of any guarantors of the Secured Obligations or any obligations under the Subordinated Note; and

                                    (5) such other documents as the Agent or the
                           Lenders may reasonably request.

                  (vi) The terms and conditions of the Subordinated Note shall be satisfactory to the Agent, and Alexander Enterprise and the Lenders shall have fully executed and delivered the Subordination Agreement, which shall be in terms satisfactory to the Agent and which shall be substantially in the form of Exhibit "A" hereto.

                  (vii) Receipt by the Agent of all past due interest which gave rise to the Interest Defaults.

                  (viii) The Agent shall have received a payment of $1,200,000 from the Borrower which shall be applied as follows: (a) $350,000 shall be applied to past due interest; (b) $375,000 shall be applied as payment in reduction of the principal amount of the Obligations due on October 1, 2000; and
(c) $475,000 shall be applied as a prepayment of interest due in the order of maturity. Such payments shall not constitute Net Cash Proceeds.

                  (b) Once all the conditions precedent set forth above have been fulfilled, this Second Amendment will be deemed effective as of the date of such fulfillment.

SECTION 7. Agreement Regarding Qualified Sale and Engagement of Consultant.

                  (a) The Obligors hereby agree that they shall: be in contract to conduct a Qualified Sale(s) (i) by January 1, 2001; (ii) with the closing to take place no later then February 15, 2001; (iii) the aggregate Net Cash Proceeds of which Qualified Sale or Sales shall not be less than $10,000,000; and (iv) which Qualified Sale or Sales shall be consummated (including the payment of all applicable Net Cash Proceeds) by February 15, 2001; and

                  (b) The Obligors confirm and agree that the Obligors are obligated to reimburse the Agent for its reasonable costs and expenses as provided in Section 14.5 of the Loan Agreement, and that the reimbursement of the Agent for expenses incurred through the retention of a financial advisor is an expense properly included within the terms of Section 14.5 of the Loan Agreement. The Agent has advised the Obligors that it is the Agent's present intention to cause the Agent's financial advisor to review the Obligors' books and records for approximately 2-3 days beginning the week of October 9, 2000 at a cost of $2,500 per day. The Obligors hereby acknowledge their obligation to pay such expenses within five (5) days of being invoiced by the financial advisor.

SECTION 8. Ratification; Waiver of Defenses.

                  (a) The Loan Agreement and the Loan Documents remain in full force and effect and are hereby ratified and affirmed. Each Obligor hereby (i) confirms and agrees that such Obligor is truly and justly indebted to the Agent and the Lenders in the aggregate amount of the Obligations without defense, counterclaim or offset of any kind whatsoever; and (ii) reaffirms and admits the validity and enforceability of the Loan Agreement and the Loan Documents and the Liens in the Collateral which were granted pursuant to the Loan Documents and otherwise.

                  (b) This Second Amendment shall be limited precisely as written and shall not be deemed (i) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Loan Agreement or any of the instruments or agreements referred to therein or a waiver of any Default or Event of Default under the Loan Agreement, whether or not known to the Agent or the Lenders or (ii) to prejudice any other right or rights which the Agent or the Lenders may now have or have in the future under or in connection with the Loan Agreement or any of the instruments or agreements referred to therein.

                  (c) Other than expressly provided for in this Second Amendment, nothing contained in this Second Amendment shall constitute a modification or waiver of any term or provision of the Loan Agreement.

SECTION 9. References. All references to the Loan Agreement in the Loan Agreement or any other Loan Document and the other documents and instruments delivered pursuant to or in connection therewith shall mean such Loan Agreement as modified hereby and as each may in the future be amended, restated, supplemented or modified from time to time. This Second Amendment shall constitute a Loan Document.

SECTION 10. Counterparts. This Second Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which, taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

SECTION 11. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES.

SECTION 12. Miscellaneous. The parties hereto shall, at any time and from time to time following the execution of this Second Amendment, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Second Amendment.

SECTION 13. Headings. Section headings in this Second Amendment are included herein for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Second Amendment.

                         [SIGNATURES ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, the Obligors, the Lenders and the Agent have caused this Amendment to be duly executed by their respective officers of the day and year first above written.


                                    OPTICARE HEALTH SYSTEMS, INC.

                                    By: /s/ Steven Ditman
                                        ----------------------------------------
                                        Name: Steven Ditman
                                        Title: Executive Vice President and CFO

                                    OPTICARE EYE HEALTH CENTERS, INC.

                                    By: /s/ Steven Ditman
                                        ----------------------------------------
                                        Name: Steven Ditman
                                        Title: Chief Financial Officer

                                    PRIMEVISION HEALTH, INC.

                                    By: /s/ Steven Ditman
                                        ----------------------------------------
                                        Name: Steven Ditman
                                        Title: Chief Financial Officer

                                    OPTICARE EYE HEALTH NETWORK, INC.

                                    By: /s/ Steven Ditman
                                        ----------------------------------------
                                        Name: Steven Ditman
                                        Title: Chief Financial Officer

                                    BANK AUSTRIA CREDITANSTALT
                                    CORPORATE FINANCE, INC., AS AGENT

                                    By: /s/ A.W. Seidel
                                        ----------------------------------------
                                        Name: A.W. Seidel
                                        Title: Senior Vice President

                                    By: /s/ Peter Halter
                                        ----------------------------------------
                                         Name: Peter Halter
                                         Title: Vice President

                                    BANK AUSTRIA CREDITANSTALT
                                    CORPORATE FINANCE, INC., AS LENDER

                                    By: /s/ A.W. Seidel
                                        ----------------------------------------
                                        Name: A.W. Seidel
                                        Title: Senior Vice President

                                    By: /s/ Peter Halter
                                        ----------------------------------------
                                         Name: Peter Halter
                                         Title: Vice President